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                                                                    EXHIBIT 99.4



                            CONSENT OF DAVID B. KOFF

         The undersigned hereby consents to the inclusion of his name in the Prospectus constituting a part of this Registration Statement on Form S-1 as a person to become a director of Crown Media Holdings, Inc. upon consummation of its initial public offering of Class A common stock, par value $.01 per share.


Signature: /s/ David B. Koff
          ------------------
          David B. Koff


Dated:    March 6, 2000